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                            LCI INTERNATIONAL, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of LCI International, Inc. hereby appoints
      and       , or either of them, proxies, with full power of substitution,
to vote at the Special Meeting of Stockholders to be held at       , at
Eastern time,       , 1997, and any adjournment or adjournments thereof, the
shares of LCI International, Inc. which the undersigned is entitled to vote.

         THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL BELOW

    To approve the issuance of the shares of Common Stock of LCI International, Inc. pursuant to the merger of USLD Communications Corp., a Delaware corporation, with LCI Acquisition Corp., a wholly-owned subsidiary of LCI International, Inc. in accordance with the Agreement and Plan of Merger related thereto (the "LCI Share Issuance Proposal").

FOR the approval of the LCI Share        AGAINST the approval of the LCI Share
  Issuance Proposal                      Issuance Proposal.                       ABSTAIN

                  (continued and to be signed on reverse side)

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                             (continued from front)

    You are urged to cast your vote by marking the appropriate box. PLEASE NOTE THAT UNLESS A CONTRARY INTENTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE LCI SHARE ISSUANCE PROPOSAL.

                                        Dated: ___________________________, 1997

                                        (Signature)_____________________________

                                        Signature, if jointly held______________

IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided above. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Please return this proxy in the enclosed postage-paid envelope.

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